Exhibit 99.1

Updated as of March 5, 2026

Financial Highlights

Balance Sheet

(All Figures in Thousands)	December 31, 2025 *(Unaudited)*
Cash and Cash Equivalents	$ 11,921
Total Assets	$ 14,101
Total Debt	$ -
Total Liabilities	$ 1,425
Total Stockholders' Equity	$ 12,676

Capitalization Table

	December 31, 2025[1] *(Unaudited)*
Shares Outstanding	2,524,475
Options *(Weighted Average Exercise Price: $102.46)*	160,428
Warrants *(Weighted Average Exercise Price: $40.11)*	339,298
Fully Diluted Shares Outstanding	**3,024,201**

[1]All shares and weighted average exercise prices have been restated for the 1-for-25 reverse stock split on February 19, 2026